UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Fremont Street

San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

On February 26, 2013, Randy S. Gottfried announced his intention to resign as Chief Operating Officer and Chief Financial Officer (including Principal Financial and Accounting Officer) of Riverbed Technology, Inc. (“Riverbed”), with an effective date of April 29, 2013.

Appointment of Chief Financial Officer

On February 27, 2013, Riverbed announced the appointment of Ernest E. Maddock as Chief Financial Officer. Mr. Maddock will serve as Riverbed’s Principal Financial and Accounting Officer, and it is anticipated that he will commence employment on April 29, 2013. Mr. Maddock currently serves as Chief Financial Officer of Lam Research Corporation, a designer and manufacturer of semiconductor processing equipment.

On February 27, 2013, Riverbed issued a press release regarding the appointment of Mr. Maddock and resignation of Mr. Gottfried. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 27, 2013, issued by Riverbed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

Date: February 27, 2013	By:	/s/ Brett Nissenberg
Brett Nissenberg
General Counsel and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 27, 2013, issued by Riverbed.